UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 24, 2012

NIMIN ENERGY CORP.

(Exact Name of Registrant as Specified in Charter)

ALBERTA, CANADA	000-54162	61-1606563
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

NiMin Energy Corp.

1160 Eugenia Place, Suite 100

Carpinteria, California 93013

(Address of Principal Executive Offices,

Including Zip Code)

Registrant’s telephone number, including area code: Tel: 805.566.2900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On September 24, 2012, NiMin Energy Corp. (the “Company” or “NiMin”) announced that NiMin has filed a Statement of Intent to Dissolve with the Registrar of Corporations (Alberta) (“Registrar”) and a Certificate of Intent to Dissolve has been issued by the Registrar pursuant to Subsection 212(5) of Business Corporations Act (Alberta).

NiMin also announced that the board of directors has declared an initial distribution to shareholders of US$1.01 per Common Share in connection with the winding up of NiMin. The distribution will be made as a return of capital to shareholders of record at the close of business on October 9, 2012, and the stated capital of the Company will be reduced accordingly. The ex-distribution date is October 4, 2012 and accordingly Common Shares will trade on an ex-distribution basis commencing on October 4, 2012 (the due bill process will not be used). The distribution will be payable on October 22, 2012. The Company is furnishing a copy of the press release as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

99.1	Company press release dated September 24, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIMIN ENERGY CORP.
(Registrant)

September 25, 2012	/s/ Clarence Cottman, III
Clarence Cottman, III
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Company press release dated September 24, 2012